UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)
September 14, 2012

STRATASYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13400	36-3658792
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification No.)
incorporation)

7665 Commerce Way
Eden Prairie, Minnesota 55344
(Address of principal executive offices and zip code)

(952) 937-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

       On September 14, 2012, we held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, our stockholders voted on three proposals, each of which is described in more detail in our definitive proxy statement/prospectus on Schedule 14A filed with the SEC on August 8, 2012 (the “Proxy Statement”). The results of the matters presented at the Special Meeting, based on the presence in person or by proxy of holders of 15,551,302 shares of our common stock of the 21,336,451 shares of common stock entitled to vote, are described below.

       At the Special Meeting, our stockholders approved the adoption of the Agreement and Plan of Merger, dated as of April 13, 2012, by and among Stratasys, Objet Ltd., an Israeli corporation, Seurat Holdings Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Objet, or Holdco, and Oaktree Merger Inc., a Delaware corporation and a direct wholly-owned subsidiary of Holdco, or Merger Sub, as it may be further amended from time to time (“Merger Agreement”). Our stockholders also approved the non-binding advisory proposal to approve certain compensation arrangements for our named executive officers in connection with the merger. In addition, sufficient votes were received to approve the proposal for the adjournment of the Special Meeting (if necessary or appropriate to permit solicitation of additional proxies in the event there were insufficient votes to adopt the Merger Agreement), but an adjournment was not necessary in light of the adoption of the Merger Agreement.

       The items voted upon at the Special Meeting and the final voting results for each proposal were as follows:

       Proposal 1: To adopt the Merger Agreement.

For	Against	Abstain	Broker Non-Vote
15,426,866	32,685	91,751	-0-

Proposal 2: To approve, by non-binding advisory vote, certain compensatory arrangements between Stratasys and its named executive officers related to the merger.

For	Against	Abstain	Broker Non-Vote
8,870,290	6,447,391	233,621	-0-

       Proposal 3: To adjourn the Special Meeting.

For	Against	Abstain	Broker Non-Vote
14,742,588	784,262	24,452	-0-

Item 7.01. Regulation FD Disclosure.

       On September 14, 2012, we issued the press release attached hereto as Exhibit 99.1 announcing the adoption by our stockholders of the Merger Agreement with Objet Ltd. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

       (d) Exhibits

Exhibit
No.	Description
99.1	Press Release issued by Stratasys, Inc. on September 14, 2012.

1

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

       Statements in this document regarding the proposed transaction between Stratasys and Objet, including, without limitation, the expected timetable for completing the transaction, statements related to the anticipated consummation of the proposed combination of Stratasys and Objet, statements regarding regulatory review of the transaction, management of the combined company, the benefits of the proposed combination, the future financial performance of the combined company after the proposed combination, and any other statements regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of each of Stratasys and Objet to satisfy the closing conditions and consummate the transaction; the risk that the businesses may not be integrated successfully; the risk that the transaction may involve unexpected costs or unexpected liabilities; the risk that synergies from the transaction may not be fully realized or may take longer to realize than expected; the risk that management’s focus on and disruptions arising from the transaction make it more difficult to maintain relationships with customers, employees, or suppliers; and the other risks set forth in the definitive proxy statement/prospectus filed with the SEC by Stratasys on August 8, 2012, as well as the other factors described in the filings that Stratasys makes with the SEC from time to time. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the transactions described herein may not be successfully consummated, and if consummated the actual results, performance or achievements of the combined company may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect the expectations and beliefs of Stratasys as of the date of this document. Stratasys anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while Stratasys may elect to update these forward-looking statements publicly in the future, it specifically disclaims any obligation to do so. The forward-looking statements of Stratasys do not reflect the potential impact of any future dispositions or strategic transactions, including the Merger that may be undertaken. These forward-looking statements should not be relied upon as representing Stratasys’ views as of any date after the date of this document.

2

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.

Date: September 18, 2012	By:	/s/ Robert F. Gallagher
Robert F. Gallagher
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Stratasys, Inc. on September 14, 2012.